Exhibit 99.1

Contacts:

Michael Earley	Al Palombo
Metropolitan Health Networks	Cameron Associates
Chief Executive Officer	Investor Relations
(561) 805-8500	(212) 245-8800 Ext. 209
mearley@metcare.com	al@cameronassoc.com

METROPOLITAN HEALTH NETWORKS REPORTS 2007 RESULTS OF OPERATIONS

Net Income Improves to $5.9 Million on 22% Year over Year Revenue Growth

WEST PALM BEACH, FL, MARCH 4, 2008 - Metropolitan Health Networks, Inc. (AMEX: MDF), a leading provider of healthcare services in Florida, today announced the financial results for their fourth quarter and year ended December 31, 2007.

Total revenue for 2007 increased 22% to $277.6 million as compared to $228.2 million for 2006. Net income for the year amounted to $5.9 million or $ 0.12 per basic share and $0.11 per diluted share as compared to $473,000 or $0.01 per basic and diluted share in 2006. 2007 results included a segment profit before allocated overhead and income taxes for the Company’s core PSN business segment of $29.2 million and a segment loss before allocated overhead and income taxes for the Company’s Medicare Advantage HMO of $10.5 million. Corporate overhead totaled $9.3 million.

Revenue for the fourth quarter of 2007 increased 25% to $69.9 million as compared to $55.7 million for the same period of 2006. Net income for the quarter was $2.6 million or $0.05 per basic and diluted share as compared to a net loss of $2.7 million, or $0.05 per basic and diluted share for the same period in 2006. Fourth quarter 2007 results included a segment profit before allocated overhead and income taxes for the Company’s core PSN business of $7.9 million and a segment loss before allocated overhead and income taxes of $1.8 million for the HMO. Corporate overhead was $2.1 million in the quarter.

Year over year, the company reported a 67% increase in cash and equivalents to $38.7 million at December 31, 2007. Working capital increased by $9.7 million, or 49%, in 2007 to a total of $29.2 million at year-end. Shareholders’ equity improved from $30.9 million at December 31, 2006 to $38.3 million at December 31, 2007, and the company has no long-term debt.

Metropolitan served a total of 31,600 Medicare Advantage customers in December 2007 with 6,200 enrolled in the company’s HMO and 25,400 being served by the PSN segment. These numbers compare to total December 2006 customers of 29,400, with 3,800 and 25,600 customers for the HMO and PSN segments, respectively.

Michael Earley, Chairman and Chief Executive Officer of Metropolitan Health Networks, commented, “2007 was a year of marked improvement in the financial results for Metropolitan. Our core PSN business, accounting for 80.2% of our 2007 revenues, continues to perform as well as it ever has in terms of profitability and cash flow. These results were impacted to a lesser extent in 2007 by improvement in the management of medical expenses and operational growth at METCARE Health Plans, Inc., our own Medicare Advantage HMO, and its AdvantageCaresm product. Our consolidated medical expense ratio was 86.7% in 2007, 85.2% in the PSN and 92.9% in the HMO. This represents an improvement in the PSN medical expense ratio of 3.1% and in the HMO of approximately 9.6% versus 2006. We believe that the changes undertaken during 2007 will continue to improve results as we move through 2008.”

Earley continued, “The December customer numbers noted above do not include the new members recruited during the open enrollment period that began on November 15, 2007. We served a total of 32,800 customers in January 2008, with 6,900 in our HMO and 25,900 in the PSN. Based on our current sales activity we anticipate that the April 1, 2008 enrollment in our HMO will reach approximately 7,500 customers. This projected enrollment takes into account an estimate of future disenrollments and cancellations that are caused by a variety of reasons. The current Medicare Advantage open enrollment extends through March 31, 2008.”

Looking to the future, Earley stated, “We continue to work very hard to maintain and to improve the performance of our core PSN business. We see opportunities to grow that business and are pursuing them. With regard to the HMO, we are continuing to pursue our strategy of taking this business and its products to Florida’s underserved non-urban markets, but we are aggressively challenging and changing our medical management strategies. In addition to medical expenses, we are working to reduce our overall cost structure and make our marketing approach more efficient. We look forward to reporting our progress throughout 2008.”

Conference Call Information:

Metropolitan Health Networks will hold a conference call to review its fourth quarter and full year 2007 results on Tuesday, March 4, 2008 at 11:00 a.m. Eastern. Michael Earley, Chairman and Chief Executive Officer will host the call. Interested parties may access the conference call by dialing (888) 713-4214 (domestic) or (617)213-4866 (international), pass code # 24329469. The call will also be available via web cast at www.metcare.com, http://www.streetevents.com, http://www.fulldisclosure.com

Participants may pre-register for the call at
https://www.theconferencingservice.com/prereg/key.process?key=PE3LJRPFP. Pre-registrants will be issued a pin number to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator upon connection.

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on April 3, 2008, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 10083657.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our failure to accurately estimate incurred but not reported medical benefits expense; (ii) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (iii) future legislation and changes in governmental regulations; (iv) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (v) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; (vi) our ability to successfully operate a healthcare management organization otherwise known as an HMO; and our ability to continuously increase enrollment and effectively manage expenses in our HMO. The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Report on Form 10-Q for the quarter ended March 30, 2007, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and its Annual Report on Form 10-K for the year ended December 31, 2007, which is anticipated to be filed within 7 business days.

Financial Tables to Follow

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and equivalents, including $13.0 million in 2007 and $12.5 in 2006 statutorily limited to use by the HMO	$38,682,186	$23,110,042
Accounts receivable from patients, net of allowance of $614,000 and $601,000 in 2007 and 2006, respectively	1,563,370	674,709
Due from Humana, net of allowance of $1.6 million in 2006	-	2,970,821
Inventory	196,154	284,777
Prepaid expenses	739,307	706,390
Deferred income taxes	2,905,755	1,600,000
Other current assets	676,980	1,118,099
TOTAL CURRENT ASSETS	44,763,752	30,464,838

PROPERTY AND EQUIPMENT, net of accumulated depreciation and
amortization of $2,269,000 and $1,561,000, respectively	2,181,119	2,275,105
INVESTMENT	688,997	688,997
GOODWILL	2,585,857	1,992,133
DEFERRED INCOME TAXES	1,403,082	5,767,000
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $99,000	1,588,498	-
OTHER ASSETS	599,742	652,960
TOTAL ASSETS	$53,811,047	$41,841,033

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,461,668	$887,174
Estimated medical expenses payable	7,016,632	4,743,737
Due to CMS	2,695,087	2,702,825
Accrued payroll and payroll taxes	2,546,295	1,810,428
Due to Humana	753,466	-
Accrued expenses	1,071,920	767,606
TOTAL CURRENT LIABILITIES	15,545,068	10,911,770

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share; stated value $100 per share;
10,000,000 shares authorized; 5,000 issued and outstanding, with a
liquidation preference of $516,667 and $466,667 in 2007 and 2006	500,000	500,000
Common stock, par value $.001 per share; 80,000,000 shares authorized;
51,556,732 and 50,268,964 issued and outstanding at December 31, 2007 and 2006, respectively	51,557	50,269
Additional paid-in capital	43,311,741	41,453,311
Accumulated deficit	(5,597,319)	(11,074,317)
TOTAL STOCKHOLDERS' EQUITY	38,265,979	30,929,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,811,047	$41,841,033

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,		Three months ended December 31,
	2007	2006	2007	2006
REVENUE	$277,577,289	$228,216,073	$69,917,123	$55,728,588

MEDICAL EXPENSES
Medical claims expense	229,420,767	195,017,923	55,895,443	49,894,017
Medical center costs	11,275,599	10,600,971	3,006,413	2,907,783
Total Medical Expenses	240,696,366	205,618,894	58,901,856	52,801,800
GROSS PROFIT	36,880,923	22,597,179	11,015,267	2,926,788

OTHER OPERATING EXPENSES
Administrative payroll, payroll taxes and benefits	13,108,160	10,843,979	3,007,761	3,980,875
Marketing and advertising	3,959,220	3,709,511	1,349,703	1,510,492
Restructuring expense	583,795	-	-	-
General and administrative	11,158,177	8,276,641	2,916,424	2,072,220
Total Other Operating Expenses	28,809,352	22,830,131	7,273,888	7,563,587
OPERATING INCOME (LOSS)	8,071,571	(232,952)	3,741,379	(4,636,799)

OTHER INCOME (EXPENSE):
Interest income	1,396,624	1,057,007	312,646	325,092
Other (expense) income	(27,457)	(16,396)	(6,756)	(3,806)
Recovery on note receivable - pharmacy	-	17,902	-	-
Total other income (expense)	1,369,167	1,058,513	305,890	321,286

INCOME (LOSS) BEFORE INCOME TAXES	9,440,738	825,561	4,047,269	(4,315,513)
INCOME TAX EXPENSE (BENEFIT)	3,526,740	353,000	1,489,739	(1,595,200)
NET INCOME (LOSS)	$5,913,998	$472,561	$2,557,530	$(2,720,313)

NET EARNINGS (LOSS) PER SHARE:
Basic	$0.12	$0.01	$0.05	$(0.05)
Diluted	$0.11	$0.01	$0.05	$(0.05)